UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On August 8, 2008, Global Cash Access, Inc. (“GCA”), a Delaware corporation and wholly-owned subsidiary of Global Cash Access Holdings, Inc. (the “Company”), completed its previously announced acquisition of Cash Systems, Inc. (“CSI”), a Delaware corporation pursuant to an Agreement and Plan of Merger (the “Agreement”) with CSI and Card Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of GCA (“Merger Sub”), pursuant to which all of the issued and outstanding shares (the “Shares”) of CSI were converted into the right to receive cash in the amount of $0.50 per share.

In connection with the acquisition, GCA provided CSI with funds to repay all of its outstanding convertible promissory notes. In connection with such repurchase, all of the warrants previously issued by CSI to the holders of its convertible promissory notes were cancelled. The aggregate amounts provided by GCA to repay all of the outstanding convertible promissory notes and convert each of the outstanding Shares into the right to receive $0.50 per share was approximately $33 million.

The foregoing description is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 19, 2008 and incorporated herein by reference.

On August 12, 2008, GCA issued a press release announcing the completion of its acquisition of CSI. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, the Employment Agreement between Scott Betts and GCA, dated as of October 31, 2007 (the “Betts Agreement”) was amended to change all references to the first 6 months to the first 18 months. The foregoing description is qualified in its entirety by reference to the amendment of the Betts Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On August 11, 2008, the Employment Agreement between Katie S. Lever and GCA, dated as of September 12, 2005 (the “Lever Agreement”) was amended to change the three-year term of the Agreement to an indefinite term, and to provide Ms. Lever with various rights and benefits upon the termination of her employment in certain circumstances, even if after the third anniversary of the commencement of her employment. The foregoing description is qualified in its entirety by reference to the amendment of the Lever Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed within 70 calendar days after the date of this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed within 70 calendar days after the date of this report on Form 8-K must be filed.

(c) Exhibits

Exhibit No.	Document

10.1	Amendment No. 1 to Employment Agreement with Scott Betts, dated August 11, 2008.

10.2	Amendment No. 2 to Employment Agreement with Katie Lever, dated August 11, 2008.

99.1	Press Release announcing the results of operations for the Fiscal Quarter ended June 30, 2008.

99.2	Press Release announcing the completion of the Agreement and Plan of Merger, dated as of June 13, 2008, by and among Global Cash Access, Inc., Cash Systems, Inc. and Card Acquisition Subsidiary, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: August 12, 2008	By:	/s/ Scott Betts
Scott Betts Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Amendment No. 1 to Employment Agreement with Scott Betts, dated August 11, 2008.

10.2	Amendment No. 2 to Employment Agreement with Katie Lever, dated August 11, 2008.

99.1	Press Release announcing the results of operations for the Fiscal Quarter ended June 30, 2008.

99.2	Press Release announcing the completion of the Agreement and Plan of Merger, dated as of June 13, 2008, by and among Global Cash Access, Inc., Cash Systems, Inc. and Card Acquisition Subsidiary, Inc.